The Commonwealth of Massachusetts

                               JOHN F. X. DAVOREN
                          Secretary of the Commonwealth
                                   STATE HOUSE
                                  BOSTON, MASS.

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

         NAME                                      POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

Constantine Alexander                              75 Federal Street
                                                   Boston, MA 02110




         The above-named incorporator does hereby act with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1.   The name by which the corporation shall be known is:

                           Damon Medical Instruments Corporation

         2.   The purposes for which the corporation is formed are as follows:

                           To manufacture, buy, trade, sell, deal in
                  all respects with reference to all kinds and varieties of mechanical appliances, instruments, medical laboratory instruments, machines and products, and to carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.


NOTE: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8 1/2" x 11" paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

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         3.   The total number of shares and the par value, if any, of each class of stock which the corporation is authorized is as follows:


================================================================================
                 WITHOUT PAR VALUE        WITH PAR VALUE
CLASS OF STOCK
                ----------------------------------------------------------------
                 NUMBER OF SHARES    NUMBER OF SHARES    PAR          AMOUNT
                                                         VALUE
--------------------------------------------------------------------------------
   Preferred             None              None                     $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Common               7,500              None
================================================================================


         *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                                    None



         *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares on stock of any class are as follows:

                                    None





         *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                    The  directors may make, amend, or repeal the By-laws in
              whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

                    Meetings of the stockholders of the corporation may be held anywhere in the United States.

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         7.   By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

         8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date (not more than 30 days after date of filing).

         9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

              a. The post office address of the initial principal office of the corporation in Massachusetts is:

                       Route One, Industrial Park, Westwood, Massachusetts

              b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:


                  NAME                RESIDENCE             POST OFFICE ADDRESS

                                  44 Littlefield Rd.        44 Littlefield Rd.
President:  David I. Kosowsky     Newton Center, MA         Newton Center, MA
--------------------------------------------------------------------------------
                                  519 Washington St.        519 Washington St.
Treasurer:  Allan B. Beitchman    Brookline, MA             Brookline, MA
--------------------------------------------------------------------------------
                                  115 Shornecliffe Rd.      115 Shornecliffe Rd.
Clerk:      Samuel Frankenheim    Newton, MA                Newton, MA
--------------------------------------------------------------------------------
                                  44 Littlefield Rd.        44 Littlefield Rd.
Directors:  David I. Kosowsky     Newton Center, MA         Newton Center, MA
--------------------------------------------------------------------------------
            Allan B. Beitchman    519 Washington St.        519 Washington St.
                                  Brookline, MA             Brookline, MA
--------------------------------------------------------------------------------
            Samuel Frankenheim    115 Shornecliffe Rd.      115 Shornecliffe Rd.
                                  Newton, MA                Newton, MA
--------------------------------------------------------------------------------
            Carl R. Hurtig        Woodworth Lane            Woodworth Lane
                                  Greenbush, MA             Greenbush, MA
--------------------------------------------------------------------------------

         c. The date initially adopted on which the corporation's fiscal year ends is:


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                           August 31

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                           Third Tuesday in December

         e. The name and business address of the resident agent, if any, of the corporation is:

                           None

         IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR(S) sign(s) these Articles of Organization this 26th day of May 1971.

                                                  /s/ Constantine Alexander
                                                 --------------------------


The signature of each incorporator which is not a natural person must be by an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.



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                        The Commonwealth of Massachusetts

                               JOHN F. X. DAVOREN
                          Secretary of the Commonwealth
                                   STATE HOUSE
                                  BOSTON, MASS.

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                  -------------

         We,      David I. Kosowsky                         , President and
                  Samuel Frankenheim                             , Clerk of

                      Damon Medical Instruments Corporation
                      -------------------------------------
                              (Name of Corporation)

located at Route One Industrial Park, Westwood, Massachusetts
           ---------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted May 27, 1971,

         by the sole incorporator of the corporation, none of the stock of the corporation having then been issued.

                           "That, effective when proper Articles of Amendment are duly filed with the Secretary of the Commonwealth, the name of the corporation is hereby changed to Damon Medical Instrumentation, Inc."



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         The foregoing amendment will become effective when these articles are filed in accordance with Chapter 156B, Section 6 of the general Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 22nd day of July, in the year 1971.


                               /s/ David I. Kosowsky                , President
                            ---------------------------

                               /s/ Samuel Frankenheim                   , Clerk
                            ---------------------------

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                        The Commonwealth of Massachusetts

                                   PAUL GUZZI             FEDERAL IDENTIFICATION
                          Secretary of the Commonwealth   NO. 042283603
                    ONE ASHBURTON PLACE, BOSTON, MASS. 02108

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                   -----------


         We,      James S. Kennedy, Jr.                         , President and
                  Sarah M. Gallivan                                  , Clerk of

                       Damon Medical Instrumentation, Inc.
                       -----------------------------------
                              (Name of Corporation)

located at 115 Fourth Avenue, Needham Heights, Massachusetts 02194
           --------------------------------------------------------

do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 12, 1978, by vote of

   100    shares of    Common     out of     100      shares outstanding,
----------          --------------       -------------
                   (Class of Stock)


         "That effective when Articles of Amendment are duly filed with the Secretary of the Commonwealth, the name of the corporation is hereby changed to Nomad Massachusetts, Inc."


         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more

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than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 19th day of May, in the year 1978


          /s/ James S. Kennedy, Jr.                           , President
          James S. Kennedy, Jr.

          /s/ Sarah M. Gallivan                               , Assistant Clerk
          Sarah M. Gallivan

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